EXHIBIT 10.73

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

WITS BASIN PRECIOUS MINERALS INC.

Amended and Restated
10% Senior Secured Convertible Promissory Note

No. PP-1.1	$ 117,391.25
Dated:  December 17, 2009

For value received, WITS BASIN PRECIOUS MINERALS INC., a Minnesota corporation (the “Maker”), hereby promises to pay to the order of China Gold, LLC, a Kansas limited liability company with an address of 4520 Main Street, Suite 1650, Kansas City, MO 64111 (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of One Hundred Seventeen Thousand Three Hundred Ninety-One Dollars and Twenty-Five Cents ($117,391.25), together with interest thereon.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.  The outstanding principal balance of this Note shall be due and payable on demand of Holder on or after February 15, 2010 (the “Maturity Date”) or at such earlier time as provided herein.

1

ARTICLE I

Section 1.1            Purchase Agreement.  This Note was originally issued on February 11, 2008 (the “Original Issuance Date”) and was executed and delivered pursuant to the Note and Warrant Purchase Agreement, dated as of February 11, 2008 (the “Purchase Agreement”), by and between the Maker and the Holder, as a successor-in-interest to Platinum Long Term Growth V, LLC, a Delaware limited liability company pursuant to an assignment and transfer of this Note, the Purchase Agreement and other Transaction Documents completed on or around April 17, 2009, and reissued to Holder to reflect such assignment and transfer and a subsequent transfer by Holder of portions of the principal under this Note on or around June 8, 2009 (the “Existing Note”), with additional transfers of a portion of the Existing Note completed on September 1, 2009 and November 10, 2009.  This Amended and Restated 10% Senior Secured Convertible Promissory Note is issued to reflect certain modifications and amendments agreed between the parties.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.  Holder has delivered the original version of the Existing Note to Maker marked “cancelled” on or prior to the date hereof, and agrees that such Existing Note shall no longer have any force or effect.

Section 1.2            Interest.  Beginning on the date hereof, the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), payable at the end of each fiscal quarter in cash.  Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months, shall compound monthly and shall accrue commencing on the date hereof.  Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) and the maximum applicable legal rate per annum.

Section 1.3            Payment of Principal; Prepayment.   The Principal Amount hereof shall be paid in full on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed.  The Maker may prepay all or any portion of the principal amount of this Note upon seven (7) business days’ prior written notice to the Holder without premium or penalty (other than as set forth in Section 3.6); provided, that, it is understood that the Maker shall be obligated to honor all conversion requests during such seven (7) business day period.

Section 1.4            Security Agreement.  The obligations of the Maker hereunder are secured by, among other things, a continuing security interest in certain assets of the Maker and certain of its subsidiaries pursuant to the terms of that certain Second Amended and Restated Security Agreement (the “Security Agreement”) dated on or around December 17, 2009 by and between Holder, Maker, Hunter Bates Mining Corporation (“Hunter Bates”) and Gregory Gold Producers, Inc. (“Gregory Gold”) and that certain Third Amended and Restated Pledge Agreement (the “Pledge Agreement”) dated on or around December 17, 2009 by and between Holder, Maker, Hunter Bates and Gregory Gold.

Section 1.5            Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6             Transfer.  This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.7           Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT;  REMEDIES

Section 2.1             Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           any default in the payment of (1) the principal amount hereunder when due, or (2) interest on, or liquidated damages in respect of, this Note, within three (3) business days after the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)           the Maker shall fail to observe or perform any other covenant or agreement contained in this Note, which failure is not cured, if possible to cure, within 3 business days after notice of such default sent by the Holder; or

(c)           the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market or The New York Stock Exchange, Inc. for a period of five (5) consecutive Trading Days; or

(d)           the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.7(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; provided, that, an inability to convert this Note pursuant to the terms of Section 3.4 shall not constitute an Event of Default hereunder or under the other Transaction Documents; or

(e)           the Maker shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any interest accrued and unpaid, (ii) make the payment of any fees and/or liquidated damages under this the Purchase Agreement or the other Transaction Documents, which failure, in the case of (ii) above, is not remedied within three (3) business days after the Maker’s receipt of notice thereof from Holder; or

(f)            [Reserved]; or

(g)          default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document  that is not covered by any other provisions of this Section 2.1 and such default is not fully cured within three (3) business days after the  Maker receives notice from the Holder of the occurrence thereof;  or

(h)          any material representation or warranty made by the Maker herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(i)            the Maker shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $200,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness, that, in the aggregate, exceeds $200,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(j)            the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(k)          a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or

(l)            the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within three (3) business days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144.

Section 2.2            Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, upon delivery of written notice to the Maker, declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described (i) in Sections 2.1(j) or (k) above, the outstanding principal balance and accrued interest hereunder shall be immediately due and payable without notice or demand of any kind, (ii) in Sections 2.1(b)-(i) and (l) above, the Holder, in its sole and absolute discretion, may (a) demand the prepayment of this Note pursuant to Section 3.6(a) hereof (to the extent permitted by Section 3.6(a) hereof), (b) demand that all or a portion of the principal amount of this Note then outstanding be converted in accordance with Article III hereof into shares of Common Stock at a Conversion Price equal to the lesser of (A) the Conversion Price on the date of such demand or (B) 85% of the lowest VWAP for the 10 Trading Days preceding the date of such demand, with all accrued and unpaid interest on such principal amount to be paid to the Holder in cash, or (c) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement or applicable law and (iii) in the case of any Event of Default arising pursuant to Section 2.1(a) above, no acceleration shall be effective unless the Maker shall have been given at least two (2) business days’ prior written notice of such acceleration and opportunity to cure such Event of Default during such two (2) business day period.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Section 2.3            Put; Special Conversion. If the seven trailing Trading Day VWAP of the Common Stock shall be less than $0.30 (as appropriately adjusted for splits, combinations and the like occurring after the Original Issuance Date), the Holder, at any time and from time to time thereafter and in its sole discretion, may (i) cause the Maker to prepay in cash all or any portion of this Note at a price equal to one hundred and fifteen percent (115%) of the aggregate principal amount of this Note being prepaid plus all accrued and unpaid interest applicable at the time of such request (such payment to be made within ten (10) business days of the request therefor), or (ii) demand that all or a portion of the principal amount of this Note then outstanding be converted in accordance with Article III hereof into shares of Common Stock at a Conversion Price equal to the lesser of (A) the Conversion Price on the date of such demand or (B) 85% of the lowest VWAP for the 10 Trading Days preceding the date of such demand, with all accrued and unpaid interest on such principal amount to be paid to the Holder in cash (such payment of interest to be made within five (5) business days of the request therefor).

ARTICLE III

CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1             Conversion Option.

(a)           At any time and from time to time on or after the Original Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Rate”) as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (facsimile number: (612) 395-5276, Attn.: Mark D. Dacko) (the “Voluntary Conversion Date”), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.5 below.  The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted.  With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

Section 3.2            Conversion Price.  The term “Conversion Price” shall mean $0.18, subject to adjustment under Section 3.5 hereof; provided that, notwithstanding any other provision of this Note, in no event shall the Conversion Price, as adjusted, be less than $0.01 per share.

Section 3.3             Mechanics of Conversion.

(a)           Not later than three (3) Trading Days after any Conversion Date, the Maker or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  In the alternative, not later than three (3) Trading Days after any Conversion Date, the Maker shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”).  Notwithstanding the foregoing to the contrary, the Maker or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements (as evidenced by documentation furnished to and reasonably satisfactory to the Maker) or such shares may be sold pursuant to Rule 144 (without restriction as to volume).  If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Maker.

(b)           The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If the Maker fails to deliver to the Holder such shares via DWAC (or, if applicable, certificates) by the Delivery Date, the Maker shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Notes requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit a Holder’s right to pursue actual damages for the Maker’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c)           In addition to any other rights available to the Holder, if the Maker fails to cause its transfer agent to transmit via DWAC or transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Maker shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Maker was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Maker timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Maker shall be required to pay the Holder $1,000. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Maker.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 3.4             Ownership Cap and Certain Conversion Restrictions.

(a)           Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may all or a portion of this Note be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with sixty-one (61) days notice (pursuant to Section 4.1 hereof) (the “Waiver Notice”) that the Holder would like to waive this Section 3.4(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

(b)           Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with a Waiver Notice that the Holder would like to waive Section 3.4(b) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(b) shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

Section 3.5            Adjustment of Conversion Price.

(a)           Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows:

(i)           Adjustments for Stock Splits and Combinations.  If the Maker shall at any time or from time to time after the Original Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Maker shall at any time or from time to time after the Original Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section 3.5(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)           Adjustments for Certain Dividends and Distributions.  Other than with respect to a Subsidiary Dividend (as defined in the Purchase Agreement), if the Maker shall at any time or from time to time after the Original Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)           Adjustment for Other Dividends and Distributions.  With the exception of the Subsidiary Dividend, if the Maker shall at any time or from time to time after the Original Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)           Adjustments for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Original Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)           Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the Original Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Maker with or into another Person where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker’s properties or assets to any other Person (an “Organic Change”), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its common stock is not listed or quoted on a national exchange or the OTC Bulletin Board, the Holder shall have the right to demand prepayment pursuant to Section 3.6(b) hereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.5(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)           Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker, shall, at any time, from time to time, issue or sell any additional shares of common stock (otherwise than as provided  in the foregoing subsections (i) through (v) of this Section 3.5(a) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Original Issuance Date) (“Additional Shares of Common Stock”), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price determined by multiplying the Conversion Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the shares so issued (or deemed issued) would purchase at such Conversion Price, and (B) the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock so issued (or deemed issued).

(vii)         Issuance of Common Stock Equivalents.  The provisions of this Section 3.5(a)(vii) shall apply if (a) the Maker, at any time after the Original Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Note, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”), other than the Warrant issued pursuant to the Purchase Agreement, shall be issued or sold.  If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance, amendment or adjustment shall be adjusted as provided in subsection (vi) of this Section 3.5(a), with the maximum number of shares of Common Stock issuable upon conversion or exercise of such Common Stock Equivalents being deemed to have be issued or sold by the Maker at the time of issuance or sale of such Common Stock Equivalents.  For purposes of this Section 3.5(a)(vii), the “price per share for which Additional Shares of Common Stock may be issuable” shall be determined by dividing (X) the total amount received or receivable by the Maker as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Maker upon the conversion or exercise thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exercise of all such Common Stock Equivalents. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Common Stock Equivalents, and if any such issue or sale of Convertible Securities is made upon exercise of any Rights for which adjustment of the Conversion Price had been made pursuant to other provisions of Section 3.5(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(viii)        Consideration for Stock.  In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1)           in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2)           in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities of any corporation, the Maker shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation.  If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Notes, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Notes.  In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.5(a)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker.

(ix)           Superseding Adjustment.  If, at any time after any adjustment of the Conversion Price then in effect shall have been made pursuant to Section 3.5(a)(vii) as the result of any issuance of any Convertible Securities or Common Stock Equivalents, and (i) such Convertible Securities or Common Stock Equivalents, or the right of conversion or exchange in such other Common Stock Equivalents, shall expire, and all or a portion of such Convertible Securities or Common Stock Equivalents, or the right of conversion or exchange with respect to all or a portion of such other Common Stock Equivalents, as the case may be shall not have been exercised, or (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such Convertible Securities or Common Stock Equivalents, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then any such previous adjustment to the Conversion Price of the Note shall be rescinded and annulled.  Upon the occurrence of an event set forth in this Section 3.5(a)(ix), there shall be a recomputation made of the effect of such Convertible Securities or Common Stock Equivalents on the basis of: (i) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such Convertible Securities or Common Stock Equivalents or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (ii) treating any such Convertible Securities or Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such Convertible Securities or Common Stock Equivalents; whereupon a new adjustment of the Conversion Price then in effect shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

(b)           Record Date.  In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c)           Certain Issues Excepted.  Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment to the Conversion Price in connection with the following: (a) issuances of shares of Common Stock or options to employees, officers or directors of the Maker pursuant to any stock or option plan existing on the date hereof if such grants are duly approved by a majority of the non-employee members of the Board of Directors of the Maker or a majority of the members of a committee of non-employee directors established for such purpose; (b) issuances of securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Original Issuance Date, provided that such securities have not been amended since the Original Issuance Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Maker as determined in good faith by the Board of Directors of the Maker and in which the Maker receives benefits in addition to the investment of funds, but shall not include a transaction in which the Maker is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock (other than as set forth in (a) through (c) above and (e) below) in an aggregate amount not to exceed 5% of the number of shares of Common Stock outstanding on the Original Issuance Date and (e) the issuances set forth on Schedule 3.21 of the Purchase Agreement.

(d)           No Impairment.  The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event a Holder shall elect to convert any Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder (as liquidated damages) in the event it obtains judgment.

(e)           Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.5, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f)           Issue Taxes.  The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h)           Reservation of Common Stock.  The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall on the date hereof be no less than one hundred percent (100%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible.  The Maker shall, if necessary, use its best efforts from time to time and in accordance with Minnesota law, to increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.5(h).

(i)           Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6            Prepayment.

(a)           Prepayment Upon an Event of Default.  Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(b)-(i) or (l) hereof, the Holder shall have the right, at such Holder’s option, to require the Maker to prepay in cash all or a portion of this Note at a price equal to one hundred and fifteen percent (115%) of the aggregate principal amount of this Note plus all accrued and unpaid interest applicable at the time of such request.  Nothing in this Section 3.6(a) shall limit the Holder’s rights under Section 2.2 hereof.

(b)           Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay all or a portion of the Holder’s Notes in cash at a price equal to the sum of (i) the greater of (A) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest and (B) in the event at such time the Holder is unable to obtain the benefit of its conversion rights through the conversion of this Note and resale of the shares of Common Stock issuable upon conversion hereof in accordance with the terms of this Note and the other Transaction Documents or the Equity Conditions are not satisfied with respect to all such shares of Common Stock, the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on the date the Prepayment Price (as defined below) is demanded or otherwise due, multiplied by the VWAP on the date the Major Transaction Prepayment Price is demanded or otherwise due, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price”).

(c)           Prepayment Option Upon Triggering Event.  In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest and (B) the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on the date the Prepayment Price (as defined below) is demanded or otherwise due, multiplied by the VWAP on the date the Prepayment Price is demanded or otherwise due, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Triggering Event Prepayment Price,” and, collectively with the Major Transaction Prepayment Price, the “Prepayment Price”).

(d)           “Major Transaction.”  A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i)            the consolidation, merger or other business combination of the Maker with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

(ii)           the sale or transfer of more than fifty percent (50%) of the Maker’s assets (based on the fair market value as determined in good faith by the Maker’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii)          closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(e)           [Intentionally omitted.]

(f)           “Triggering Event.”  A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i)            the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or The New York Stock Exchange, Inc., for a period of five (5) consecutive Trading Days;

(ii)           the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.7) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; provided that such inability to convert due to the terms of Section 3.4 hereof shall not constitute a Triggering Event; or

(iii)          the Maker’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within ten (10) business days after the receipt by the Maker of the Conversion Notice; provided that such inability to convert due to the terms of Section 3.4 hereof shall not constitute a Triggering Event; or

(iv)          the Maker deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

(v)           the Maker consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act.

(g)           [Intentionally omitted.]

(h)           Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than twenty (20) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of the Notes then outstanding may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, all of the holder’s Notes then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Major Transaction”) to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the principal amount of the Notes that such holder is electing to have prepaid and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.6(b) above.

(i)           Mechanics of Prepayment at Option of Holder Upon Triggering Event.  Within three (3) business days after the occurrence of a Triggering Event, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to the Holder.  At any time after the earlier of a holder’s receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, the Holder may require the Maker to prepay this Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Triggering Event”) to the Maker, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that the Holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.6(c) above.  The Holder shall only be permitted to require the Maker to prepay the Note pursuant to Section 3.6 hereof for the greater of a period of ten (10) days after receipt by such holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

(j)           Payment of Prepayment Price.  Upon the Maker’s receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder, the Maker shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.6(i), to the Holder within five (5) business days after the Maker’s receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.6(h), the Maker shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; provided that the Holder’s original Note shall have been so delivered to the Maker.  If the Maker shall fail to prepay the Note (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, the applicable Prepayment Price payable in respect of the Note (or portion thereof) not prepaid shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.  Until the Maker pays such unpaid applicable Prepayment Price in full to the Holder, the Holder shall have the option (the “Void Optional Prepayment Option”) to, in lieu of prepayment, require the Maker to promptly return to the Holder all or that portion of the Note that was submitted for prepayment by such holder(s) under this Section 3.6 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Maker via facsimile (the “Void Optional Prepayment Notice”).  Upon the Maker’s receipt of such Void Optional Prepayment Notice and prior to payment of the full applicable Prepayment Price to the Holder, (i) the Notice of Prepayment at Option of Holder Upon Triggering Event or the Notice of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to the Note submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Maker shall immediately return the Note submitted to the Maker by the Holder for prepayment under this Section 3.6(j) and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of the Note shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice is delivered to the Maker and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Prepayment of Option of Holder Upon Major Transaction or the Notice of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Maker and ending on the date on which the Void Optional Prepayment Notice is delivered to the Maker; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.  The Holder’s delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice.  Payments provided for in this Section 3.6 shall have priority to payments to other stockholders in connection with a Major Transaction.

Section 3.7            Inability to Fully Convert.

(a)           Holder’s Option if Maker Cannot Fully Convert.  If, upon the Maker’s receipt of a Conversion Notice, the Maker cannot issue shares of Common Stock for any reason (other than pursuant to the terms of Section 3.4 hereof), including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available, or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Maker shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder’s option, can elect to:

(i)            If the Maker’s inability to fully convert is pursuant to Section 3.7(a)(x) above, require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock in accordance with the Holder’s Conversion Notice (the “Mandatory Prepayment”) at a price per share equal to the Triggering Event Prepayment Price as of such Conversion Date (the “Mandatory Prepayment Price”);

(ii)           if the Maker’s inability to fully convert is pursuant to Section 3.7(a)(y) above, require the Maker to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice;

(iii)          void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not effect the Maker’s obligations to make any payments which have accrued prior to the date of such notice);

(iv)          exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 3.3(c) of this Note; provided that such inability to convert is not due to the terms of Section 3.4 hereof.

In the event the Holder shall elect to convert any portion of the Note as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of the Note shall have been issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to 130% of the principal amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(b)           Mechanics of Fulfilling Holder’s Election.  The Maker shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.7(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”).  Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy such holder’s Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price.  The Holder shall notify the Maker of its election pursuant to Section 3.7(a) above by delivering written notice via facsimile to the Maker (“Notice in Response to Inability to Convert”).

(c)           Payment of Prepayment Price.  If the Holder shall elect to have the Note prepaid pursuant to Section 3.7(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within thirty (30) days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note.  If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) business day following the 30-day period following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.  Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

Section 3.8            No Rights as Shareholder.  Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE IV
COVENANTS

For so long as this Note is outstanding, without the prior written consent of the Holder:

Section 4.1            No Liens.  Other than Permitted Encumbrances, the Maker shall not, and shall not permit any Guarantor to, enter into, create, incur, assume or suffer to exist any liens, security interests, charges, claims or other encumbrances of any kind (collectively, “Liens”) ranking in priority to or pari passu with the liens provided to Holder under the Security Agreement and Pledge Agreement with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except for the Permitted Liens.

Section 4.2            No Indebtedness.  The Maker shall not, and shall not permit any Guarantor to, enter into, create, incur, assume or suffer to exist any Indebtedness, other than (i) Permitted Subordinated Indebtedness, (ii) Indebtedness existing on the date hereof and disclosed in the Commission Documents and (iii) purchase money security indebtedness for assets acquired by the Maker or the Guarantors in the ordinary course of their respective businesses, provided that such Indebtedness does not exceed the fair market value of the asset acquired by the Maker (“Permitted PMSI Debt”).

Section 4.3            Compliance with Transaction Documents.  The Maker shall, and shall cause the Guarantors to, comply with their respective obligations under this Note and the other Transaction Documents.

ARTICLE V

MISCELLANEOUS
Section 5.1            Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Section 5.2            Governing Law; Consent to Forum.  This Note shall be governed by the laws of the State of Kansas without giving effect to any choice of law rules thereof; provided, however, that if any of the collateral securing the Indebtedness shall be located in any jurisdiction other than Kansas, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Holder’s security interest, lien or mortgage upon such collateral and the enforcement of Holder’s other remedies in respect of such collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Kansas.  AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, ISSUER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN JOHNSON COUNTY, KANSAS OR FEDERAL COURT IN THE DISTRICT OF KANSAS, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  ISSUER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  ISSUER FURTHER AGREES NOT TO ASSERT AGAINST HOLDER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY HOLDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THIS NOTE, THE OTHER INVESTMENT DOCUMENTS, HOLDER’S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

Section 5.3            Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.4            Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.5            Enforcement Expenses.  The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 5.6            Binding Effect.   The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 5.7            Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 5.8            Compliance with Securities Laws.  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note.  This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 5.9            Parties in Interest.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 5.10          Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 5.11          Maker Waivers; Dispute Resolution.  Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)           No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)           THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

(c)           In the case of a reasonable dispute as to the determination of the Closing Bid Price or the VWAP or the arithmetic calculation of the Conversion Price, any adjustment to the Conversion Price, liquidated damages amount, interest or dividend calculation, or any redemption price, redemption amount, adjusted Conversion Price, or similar calculation, or as to whether a subsequent issuance of securities is prohibited hereunder or would lead to an adjustment to the Conversion Price, the Maker shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, default notice or other event giving rise to such dispute, as the case may be, to the Holder. If, after a good faith effort by the parties, the Holder and the Maker are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Maker shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price or the VWAP to an independent, reputable investment bank selected by the Maker and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, adjusted Conversion Price or any redemption price, redemption amount or default amount to the Maker’s independent, outside accountant or (c) the disputed facts regarding whether a subsequent issuance of securities is prohibited hereunder or would lead to an adjustment to the Conversion Price (or any of the other above described facts not expressly designated to the investment bank or accountant), to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Maker) selected by the Maker and approved by the Holder.  The Maker, at the Maker’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Maker and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s, accountant’s or attorney’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Section 5.12          Definitions.  Terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Closing Bid Price” shall mean, on any particular date (i) the last trading price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed or traded on a registered national securities exchange or quoted on the OTC Bulletin Board, then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Maker and reasonably acceptable to the Holder.

“Equity Conditions” shall mean, during the period in question, (i) the Maker shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of this Note and the other Transaction Documents shall have been paid; (iii) (A) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issued or issuable pursuant to the Transaction Documents or (B) there exists, under Rule 144 of the Securities Act, “current public information” with respect to the Maker and the Holder is permitted to resell the shares of Common Stock issued or issuable pursuant to the Transaction Documents pursuant to Rule 144 of the Securities Act, without any restriction as to volume, (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Maker believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (vii) no public announcement of a pending or proposed Major Transaction or Triggering Event has occurred.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (c) all capital lease obligations that exceed $10,000 in the aggregate in any fiscal year, (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $10,000 in the aggregate in any fiscal year, (f) all synthetic leases, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) usual and customary trade debt incurred in the ordinary course of business and (b) endorsements for collection or deposit in the ordinary course of business.

“Permitted Encumbrance” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Maker’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Maker’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its consolidated subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens securing Permitted Subordinated Indebtedness, (d) Liens securing Permitted PMSI Debt, provided that Indebtedness is secured solely by Liens on the assets acquired with the proceeds of such Permitted PMSI Debt; (e) Liens in favor of Holder; (f) Liens in favor of Kenglo One Ltd; and (g) Permitted Liens, as defined in the Security Agreement.

“Permitted Subordinated Indebtedness” means Indebtedness incurred after the date hereof that (i) shall be expressly subordinate in right of payment to this Note in form and substance satisfactory to the Holder in its reasonable discretion, (ii) shall not be secured by any asset, agreement or other collateral, other than liens expressly subordinate to the liens securing this Note, and (iii) in the event of any bankruptcy, liquidation or other similar proceeding, shall provide for the payment in full of this Note prior to the payment of any amounts in respect thereof.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or a registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the Over the Counter Bulletin Board, the New York Stock Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets, the Nasdaq Global Select Market or the American Stock Exchange.

“VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board or national securities exchange as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board or a national securities exchange and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Maker.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

WITS BASIN PRECIOUS MINERALS INC.

By:	/s/ Stephen D. King
	Name:	Stephen D. King
	Title:	Chief Executive Officer

Signature Page
to Amended and Restated 10% Senior Secured Convertible Promissory Note